Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated October 27, 2008 (including amendments thereto) with respect to the Common Stock of PharmAthene, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 27, 2008	HUMMINGBIRD MICROCAP VALUE FUND, LP

	By:	Hummingbird Capital, LLC General Partner

	By:	/s/ Paul D. Sonkin
Paul D. Sonkin Managing Member

HUMMINGBIRD VALUE FUND, LP

By:	Hummingbird Capital, LLC General Partner

By:	/s/ Paul D. Sonkin
Paul D. Sonkin Managing Member

HUMMINGBIRD SPAC PARTNERS, LP

By:	Hummingbird Capital, LLC General Partner

By:	/s/ Paul D. Sonkin
Paul D. Sonkin Managing Member

HUMMINGBIRD MANAGEMENT, LLC

By:	/s/ Paul D. Sonkin
Paul D. Sonkin Managing Member

HUMMINGBIRD CAPITAL, LLC

By:	/s/ Paul D. Sonkin
Paul D. Sonkin Managing Member

/s/ Paul D. Sonkin
PAUL D. SONKIN